Exhibit 4.3
FINAL

AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, effective as of June 1, 2011 (the “Agreement”), by and among Public Service Company of New Mexico, a New Mexico corporation and having its principal office at Alvarado Square, Albuquerque, New Mexico 87158 (the “Company”), The Bank of New York Mellon Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States and having a corporate trust office at 700 South Flower Street, Suite 500, Los Angeles, California 90017, as successor trustee, pursuant to one or more successor trusteeships, to The Chase Manhattan Bank (the “Resigning Trustee”), and Union Bank, N.A., a national banking association duly organized and existing under the laws of the United States and having a corporate trust office at 120 S. San Pedro Street, Ste. 400, Los Angeles, California  90012 (the “Successor Trustee”).
RECITALS
WHEREAS, the Company has heretofore executed and delivered to the Resigning Trustee the Indenture, dated as of August 1, 1998, under which there are currently outstanding $350,000,000 in aggregate principal amount of 7.95% senior unsecured notes due 2018 and $100,025,000 in aggregate principal amount of Series B 7.50% senior unsecured notes due 2018 (the “Indenture”);
WHEREAS, the Company appointed Resigning Trustee as the Trustee, Note Registrar and Paying Agent under the Indenture;
WHEREAS, the Indenture provides that the Trustee may at any time resign with respect to the relevant Notes by giving written notice of such resignation to the Company, effective upon the acceptance by a successor Trustee of its appointment as a successor Trustee;
WHEREAS, the Indenture provides that, if the Trustee shall resign, the Company, by a Board Resolution, shall promptly appoint a successor Trustee;
WHEREAS, the Indenture provides that any successor Trustee appointed in accordance with the Indenture shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment under the Indenture, and thereupon the resignation of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts and duties of the predecessor Trustee;
WHEREAS, the Resigning Trustee wishes to resign as Trustee, Note Registrar and Paying Agent under the Indenture;
WHEREAS, the Company desires to appoint Successor Trustee as successor Trustee, Note Registrar and Paying Agent to succeed Resigning Trustee in such capacities under the Indenture; and
WHEREAS, Successor Trustee is willing to accept such appointment as successor Trustee, Note Registrar and Paying Agent]under the Indenture;

NOW, THEREFORE, the Company, Resigning Trustee and Successor Trustee, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:
THE RESIGNING TRUSTEE
1.1Resigning Trustee hereby resigns as Trustee, Note Registrar and Paying Agent under the Indenture.
1.2Resigning Trustee hereby represents and warrants to Successor Trustee that:
(a)    No covenant or condition contained in the Indenture has been waived by Resigning Trustee or, to the knowledge of the Responsible Officer of Resigning Trustee, by the Holders of the percentage in aggregate principal amount of the Notes required by the Indenture to effect any such waiver.
(b)    There is no action, suit or proceeding pending or, to the knowledge of the Responsible Officer of Resigning Trustee, threatened against Resigning Trustee before any court or any governmental authority arising out of any act or omission of Resigning Trustee as Trustee, Note Registrar and Paying Agent under the Indenture.
(c)    As of the effective date of this Agreement, Resigning Trustee will hold no moneys or property under the Indenture.
(d)    Resigning Trustee has duly authenticated and delivered each of the Notes delivered to it for authentication, all of which are outstanding as of the effective date hereof.
(e)    To the knowledge of the Responsible Officer of Resigning Trustee, the registers in which it has registered and transferred registered Notes accurately reflect the amount of Notes issued and outstanding and the amounts payable thereon.
(f)    Each person who, on behalf of the Resigning Trustee, so authenticated the Notes was duly elected, qualified and acting as an officer or authorized signatory of Resigning Trustee and empowered to authenticate the Notes at the respective times of such authentication and the signature of such person or persons appearing on such Notes is each such person's genuine signature.
(g)    This Agreement has been duly authorized, executed and delivered on behalf of Resigning Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law)

(h)    To the knowledge of the Responsible Officer of the Resigning Trustee, no event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under the Indenture.
1.3Resigning Trustee hereby assigns, transfers, delivers and confirms to Successor Trustee all right, title and interest of Resigning Trustee in and to the trust under the Indenture and all the rights, powers, trusts and duties of the Trustee, Note Registrar and Paying Agent under the Indenture. Resigning Trustee shall execute and deliver such further instruments and shall do such other things as Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in Successor Trustee all the rights, powers, trusts and duties hereby assigned, transferred, delivered and confirmed to Successor Trustee as Trustee, Note Registrar and Paying Agent. Upon the effectiveness of this Agreement, Resigning Trustee shall have no further duties or obligations under the Indenture.
THE COMPANY
1.4The Company hereby accepts the resignation of Resigning Trustee as Trustee, Note Registrar and Paying Agent under the Indenture.
1.5The Company hereby certifies that attached hereto is a copy of the Board Resolution which was duly adopted by the Board of Directors of the Company, is in full force and effect on the date hereof, and which authorizes the Company to: (a) accept Resigning Trustee's resignation as Trustee, Note Registrar and Paying Agent under the Indenture; (b) appoint Successor Trustee as Trustee, Note Registrar and Paying Agent under the Indenture; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of Successor Trustee as Trustee, Note Registrar and Paying Agent under the Indenture.
1.6The Company hereby appoints Successor Trustee as Trustee under the Indenture to succeed to, and hereby vests Successor Trustee with, all the rights, powers, trusts and duties of Resigning Trustee under the Indenture with like effect as if originally named as Trustee, Note Registrar and Paying Agent in the Indenture.
1.7Promptly after the effective date of this Agreement, the Company (with the assistance of the Successor Trustee) shall cause a notice to be sent to each Holder of the Notes in accordance with the provisions of the Indenture.
1.8The Company hereby represents and warrants to Resigning Trustee and Successor Trustee that:
(a)    The Company is a corporation duly and validly organized and existing pursuant to the laws of its jurisdiction of organization.
(b)    The Indenture was validly and lawfully executed and delivered by the Company and the Notes of which it is the issuer were validly issued by the Company.
(c)    The Company has performed or fulfilled prior to the date hereof, and will continue to perform and fulfill after the date hereof, each covenant, agreement, condition, obligation and responsibility under the Indenture.

(d)    No event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under the Indenture.
(e)    No covenant or condition contained in the Indenture has been waived by the Company or, to the best of the Company's knowledge, by Holders of the percentage in aggregate principal amount of the Notes required to effect any such waiver.
(f)    There is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against the Company before any court or any governmental authority arising out of any act or omission of the Company under the Indenture.
(g)    This Agreement has been duly authorized, executed and delivered on behalf of the Company and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.
(h)    All conditions precedent relating to the appointment of the Successor Trustee under the Indenture have been complied with by the Company.
THE SUCCESSOR TRUSTEE
1.9Successor Trustee hereby represents and warrants to Resigning Trustee and to the Company that:
(a)    Successor Trustee is not disqualified under, and is eligible under, the provisions of the Indenture to act as Trustee, Note Registrar and Paying Agent under the Indenture.
(b)    This Agreement has been duly authorized, executed and delivered on behalf of Successor Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.
1.10Successor Trustee hereby accepts its appointment as successor Trustee, Note Registrar and Paying Agent under the Indenture and accepts the rights, powers, trusts and duties of Resigning Trustee as Trustee, Note Registrar and Paying Agent under the Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee, Note Registrar and Paying Agent under the Indenture.
1.11References in the Indenture to “Corporate Trust Office” or other similar terms shall be deemed to refer to the corporate trust office of Successor Trustee, which is presently located at 120 S. San Pedro Street, Ste. 400, Los Angeles, California  90012.
MISCELLANEOUS
1.12Except as otherwise expressly provided herein or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
1.13This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of the date first written above.

1.14Resigning Trustee hereby acknowledges payment or provision for payment in full by the Company of compensation for all services rendered by Resigning Trustee in its capacity as Trustee under the Indenture and reimbursement in full by the Company of the expenses, disbursements and advances incurred or made by Resigning Trustee in its capacity as Trustee in accordance with the provisions of the Indenture, except for expenses and legal fees and disbursements in connection with this Agreement. Resigning Trustee acknowledges that it relinquishes any lien it may have upon all property or funds held or collected by it to secure any amounts due it pursuant to the provisions of the Indenture. This Agreement does not constitute a waiver or assignment by the Resigning Trustee of any compensation, reimbursement, expenses or indemnity to which it is or may be entitled pursuant to the Indenture. The Company acknowledges its obligation set forth in the Indenture to indemnify Resigning Trustee for, and to hold Resigning Trustee harmless against, any loss, liability, damage, claim or expense incurred without negligence, willful misconduct or bad faith on the part of Resigning Trustee and arising out of or in connection with the acceptance or administration of the trust evidenced by the Indenture (which obligation shall survive the execution hereof).
1.15This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
1.16This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
1.17The Company, Resigning Trustee and Successor Trustee hereby acknowledge receipt of an executed counterpart of this Agreement and the effectiveness thereof.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed, effective as of the day and year first above written.

PUBLIC SERVICE COMPANY OF NEW MEXICO

By: /s/ Terry R. Horn
Name: Terry R. Horn Title: Vice President & Treasurer

UNION BANK, N.A.
as Successor Trustee

By:
Name: Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Resigning Trustee

By:
Name: Title:

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed, effective as of the day and year first above written.

PUBLIC SERVICE COMPANY OF NEW MEXICO

By:
Name: Title:

UNION BANK, N.A.
as Successor Trustee

By: /s/ Jennifer Earle
Name: Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Resigning Trustee

By:
Name: Title:

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed, effective as of the day and year first above written.

PUBLIC SERVICE COMPANY OF NEW MEXICO

By:
Name: Title:

UNION BANK, N.A.
as Successor Trustee

By:
Name: Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Resigning Trustee

By: /s/ Raymond Torres
Name: RAYMOND TORRES Title: SENIOR ASSOCIATE

BOARD RESOLUTION

PUBLIC SERVICE COMPANY OF NEW MEXICO

CERTIFICATE OF ASSISTANT SECRETARY

I, Jim S. Acosta, do hereby certify that I am a duly elected, qualified and acting Assistant Secretary of PUBLIC SERVICE COMPANY OF NEW MEXICO, a corporation organized and existing under the laws of the State of New Mexico, and that by Written Consent in Lieu of Meeting of the Board of Directors of said Corporation, dated April 12, 2011, the following resolutions were duly adopted:

WHEREAS, Public Service Company of New Mexico (the “Company”) has entered into (1) an Indenture, dated as of March 11, 1998, with The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A. (formerly JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank)))) (the “Existing Trustee”), as trustee for the issuance of senior unsecured notes (the “PC Notes”) of the Company, that to date have been issued in series as collateral for a corresponding series of pollution control bonds for Company projects in Arizona and New Mexico, including the outstanding eleven series of PC Notes issued under the Indenture, dated as of March 11, 1998, as supplemented and amended by nine supplemental indentures (as so supplemented and amended, the “PC Indenture”); and (2) an Indenture, dated as of August 1, 1998, with the Existing Trustee, as trustee, for the issuance of senior unsecured notes (the “Notes”) of the Company, that, to date, have been publicly issued, including the outstanding $100,025,000 aggregate principal amount of the Company's 7.50% Series B Senior Unsecured Notes due 2018 (the “7.50% Notes”), and $350,000,000 aggregate principal amount of the Company's of 7.95% Senior Unsecured Notes due 2018 (the “7.95% Notes”), issued under the Indenture, dated as of August 1, 1998, as supplemented and amended by three supplemental indentures thereto (as so supplemented and amended, the “Public SUN Indenture”, and together with the PC Indenture, the “Indentures”); and

WHEREAS, management invited the Existing Trustee and three other institutional trustees to submit proposals for providing trustee services under each of the Indentures and, after evaluating the proposals, has recommended that Union Bank, N.A. replace the Existing Trustee as trustee under each of the Indentures (effective as of May 1, 2011 for the PC Indenture and effective as of June 1, 2011 for the Public SUN Indenture) and Union Bank, N.A. is qualified and willing to serve as trustee under the (1) PC Indenture and with respect to all PC Notes issued under the PC Indenture; and (2) the Public SUN Indenture and with respect to all Notes issued thereunder including the 7.95% Notes and 7.50% Notes; and

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WHEREAS, each of the Indentures permits the Company to appoint a new successor trustee by a board resolution and the Existing Trustee is deemed to have resigned as trustee under each of the Indentures upon delivery to the Existing Trustee of a board resolution appointing a successor trustee and an instrument of acceptance of such appointment; and

WHEREAS, the Board is of the opinion that the appointment of Union Bank, N.A., as successor trustee under each of the Indentures, is appropriate and in the best interests of the Company.

NOW, THEREFORE, BE IT RESOLVED, that (1) effective as of May 1, 2011, Union Bank, N.A. is hereby appointed as successor trustee (replacing the Existing Trustee) under the PC Indenture and with respect to all PC Notes issued under the PC Indenture, and (2) effective as of June 1, 2011, Union Bank, N.A. is hereby appointed as successor trustee (replacing the Existing Trustee) under the Public SUN Indenture and with respect to all Notes issued under the Public Indenture, including the 7.95% Notes and 7.50% Notes, subject to Union Bank, N.A. executing an instrument of acceptance of both appointments (effective as of May 1, 2011 for the PC Indenture and effective as of June 1, 2011 for the Public SUN Indenture) and delivering said instrument(s) to the Company and the Existing Trustee; and

FURTHER RESOLVED, that the proper officers of the Company be, and they hereby are, authorized to take all action and do all things (including, without limitation, coordinating with the Existing Trustee and Union Bank, N.A. to give notice, by first class postage paid mail, of the resignation of the Existing Trustee and appointment of Union Bank, N.A., as successor trustee (1) under the PC Indenture to all holders of outstanding PC Notes and (2) under the Public SUN Indenture to all holders of the 7.95% Notes and 7.50% Notes) as may be reasonably necessary or appropriate to effect the appointment of the successor trustee under each of the Indentures.

I DO FURTHER CERTIFY that the above has not been amended, modified or rescinded, but remains in full force and effect.
IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of April 2011.

             _____ /s/ Jim Acosta
             Assistant Secretary

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